CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-93052, 2-93052-99, 33-36511, 33-38470,
33-41957, 33-41959, 33-75244, 33-58973, 333-03439 and 333-14797) and the
Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-54192 and 33-82544) of Champion Enterprises, Inc. of our report dated February 6, 1998 except as to Note 12, which is as of February 23, 1998, appearing on page F-2 of this Form 10-K.

/s/ Price Waterhouse LLP
Detroit, Michigan
March 27, 1998